BYLAWS
OF
Affinity Gaming,
a Nevada corporation

(As adopted December 20, 2012)

ARTICLE I
OFFICES AND CORPORATE SEAL

1.1    Registered Office. The Corporation shall maintain a registered office in the State of Nevada located at 3755 Breakthrough Way, Suite 300, Las Vegas, NV 89135, or at such other address as may be determined from time to time by the Board of Directors. The Corporation shall keep and maintain at its registered office a copy certified by the Secretary of State of the State of Nevada of its Articles of Incorporation and all amendments thereto and a copy certified by an officer of the Corporation of these Bylaws and all amendments thereto. The Corporation shall also keep at its registered office a stock ledger or duplicate stock ledger, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, if known, and the number of shares held by them respectfully. In lieu of the stock ledger, the Corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete mailing or street address where the stock ledger or duplicate stock ledger is kept.

1.2    Other Offices. The Corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate from time to time or as the business of the Corporation may from time to time require.

1.3    Corporate Seal. A corporate seal is not required on any instrument executed for the Corporation. If a corporate seal is used, it shall be either a circle having on its circumference “Affinity Gaming” and in the center “Incorporated 2010 Nevada,” or a circle having on its circumference the words “Corporate Seal.”
1.4    Books and Records. The Corporation's books and records shall be kept in a manner determined by the Board of Directors in its sole discretion to be most beneficial for the Corporation and in accordance with applicable Gaming Laws and the Act. Such records as are required by applicable Gaming Laws to be maintained at locations other than the Corporation's registered office shall be maintained at those locations. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Nevada, including the Act, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

ARTICLE II
DEFINITIONS

2.1    Definitions. The following terms used in these Bylaws shall have the following meanings.

“Act” means Chapter 78 of the NRS as in effect on the date hereof and as it may be amended hereafter from time to time.

“Affiliate” has the meaning given to such term in Rule 12b-2 promulgated by the SEC under the Exchange Act.

“Affiliated Companies” means those companies directly or indirectly affiliated or under common ownership or control with the Corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in applicable Gaming Laws) that are registered or licensed under applicable Gaming Laws.

“Articles of Incorporation” means the articles of incorporation of the Corporation, filed with the Secretary of State of the State of Nevada on December 20, 2012, as the same may be amended, modified, or supplemented from time to time.

“Bylaws” means these Bylaws of the Corporation, as the same may be amended, modified, or supplemented from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law).

“Corporation” means Affinity Gaming, a Nevada corporation.

“Exchange Act” has the meaning given to such term in Section 3.2(b) of these Bylaws.

“Gaming Authorities” means the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any agency of any sovereign entity, state, county, city or other political subdivision which has, or may at any time after the date of these Bylaws have, jurisdiction over all or any portion of the gaming activities of the Corporation or any of the subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority.
“Gaming Event” has the meaning given to such term in Section 8.1(b).
“Gaming Laws” means the statutes, and all regulations adopted by any Gaming Authority as authorized by such statutes, in effect from time to time and pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming or the ownership or management thereof within any jurisdiction.
“Gaming License” means all licenses, consents, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities or the ownership of an interest in an entity engaged in activities under the Gaming Laws.
“Gaming Properties” means those gaming businesses at any time owned and operated by the Corporation which are subject to the Gaming Laws and the jurisdiction of any Gaming Authorities.
“Notice” has the meaning given to such term in Section 8.1(c) of these Bylaws.
“NRS” means the Nevada Revised Statutes as in effect on the date hereof and as amended from time to time.
“Promissory Note” has the meaning given to such term in Section 8.1(d) of these Bylaws.
“Regulatory Jurisdiction” has the meaning given to such term in Section 8.1(a) of these Bylaws.
“SEC” means the Securities and Exchange Commission.
“Unsuitable Stockholder” has the meaning given to such term in Section 8.1(b) of these Bylaws.

ARTICLE III
STOCKHOLDERS

3.1    Stockholders' Meetings. All meetings of stockholders shall be held at such places as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the chief executive officer or president, or secretary of the Corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

3.2    Annual Meetings.

(a)    Annual meetings of the stockholders shall be held at such time and on such day as shall be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business properly brought before the meeting. At the annual meeting, such business may be transacted and any corporate action may be taken as expressly provided by statute, the Articles of Incorporation, or as permitted by these Bylaws.

(b)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation.

To be timely, a stockholder's notice must be delivered to or mailed and received at the Corporation's registered office not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.2(b). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 3.2(b); if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For purposes of this Section 3.2(b), “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press, or a comparable national news service. Nothing in this Section 3.2(b) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

3.3    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only upon the written request of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

3.4    Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding stock entitled to vote with respect to the subject matter of the action, except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required.

3.5    Place of Meeting. The Board of Directors shall fix the time and place of all meetings of stockholders.

3.6    Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 20 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the date on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

3.7    Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

3.8    Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 20 nor more than 60 days before the date of the meeting either personally, by facsimile or other permitted electronic delivery, including “email” or by mail to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

3.9    Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare, and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

3.10    Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Act or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

3.11     Majority Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

3.12    Voting Rights. At all meetings of stockholders, unless otherwise provided in the Articles of Incorporation or by the Act, each outstanding share of capital stock shall be entitled to one vote in person or by proxy on each matter submitted to a vote at a meeting of stockholders, but no proxy shall be voted or acted upon after six months from its date of creation, unless coupled with an interest, or unless the person executing it specified a length of time for which it is to continue in force, which in no case shall exceed seven years from the date of its execution.

3.13    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after six months from its date of creation, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designed by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

3.14    Waiver of Notice. Attendance of a stockholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

3.15    Regulatory Approval. No stock of the Corporation shall be issued unless in conformance with all Gaming Laws.

ARTICLE IV
DIRECTORS

4.1    General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the Act.

4.2    Number, Tenure and Qualifications. Unless otherwise provided by resolution of the stockholders, the number of persons to serve on the Board of Directors shall be no less than five (5) and no more than seven (7). The number of directors may be changed from time to time by resolution adopted by the stockholders holding not less than a majority of the issued and outstanding shares entitled to vote without the need for an amendment to the Articles of Incorporation or these Bylaws. The initial members of the Board of Directors shall be those directors identified in the Articles of Incorporation. Each director shall hold office until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

4.3    Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of stockholders at the place announced at the annual meeting of stockholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

4.4    Regular Meetings. The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

4.5    Special Meetings. The chief executive officer or president or chairman of the board may, and on written request of two directors shall, call special meetings of the Board of Directors on not less than one day notice to each director personally or by facsimile, telephone, or electronic mail, or on not less than five days' notice to each director by mail.

4.6    Telephonic Meetings. Regular or special meetings of the Board of Directors may be held at any place within or without the State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

4.7    Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Act, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

4.8    Removal and Resignation. No director may be removed from office (whether with or without cause) without the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors voting together as a single class. Any director may resign at any time upon written notice thereof to the Corporation.

4.9    Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Act. All appointments of directors to serve on the Board of Directors shall be subject to applicable Gaming Laws and Section 4.2 herein.

4.10    Nominations.

(a)    Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these Bylaws, who is entitled to vote generally in the election of directors at the meeting and who shall have complied with the notice procedures set forth below in Section 4.10(b).

(b)    In order for a stockholder to nominate a person for election to the Board of Directors of the Corporation at a meeting of stockholders, such stockholder shall have delivered timely notice of such stockholder's intent to make such nomination in writing to the secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the registered office of the Corporation (i) in the case of an annual meeting, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in a proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving notice (A) the name and address, as they appear on the Corporation's books, of such stockholder and (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned by record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

(c)    No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.10. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 4.10, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 4.10.

4.11    Committees.

(a)    The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b)    Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors at act at the meeting in place of any such absent or disqualified member.

4.12    Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

4.13    Action without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE V
OFFICERS

5.1    Designation of Titles. The officers of the corporation shall be a chief executive officer or president, a secretary, a chief financial officer or treasurer, and a chief operating officer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a chairman of the board, one or more presidents, one or more vice presidents (who may be designated as executive vice presidents or senior vice presidents), assistant secretaries and assistant treasurers and such other officers, assistant officers and agents, including, without limitation, one or more vice presidents who may perform managerial functions as may be specified by the Board of Directors but who are not officers of the corporation, as deemed necessary. Any person may hold two or more offices. All appointments of officers shall be subject to applicable Gaming Laws and Section 8.2 herein. If at any time an officer is found unsuitable by the Gaming Authorities, he or she shall automatically cease to be an officer of the Corporation.

5.2    Appointment and Tenure. Officers shall hold office at the pleasure of the Board of Directors and shall exercise the powers and perform the duties determined from time to time by the Board of Directors until such officer's successor is duly elected and qualified or until such officer's death or resignation, or until he or she is removed in the manner hereinafter provided.

5.3    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.4    Compensation. Compensation of the officers shall be approved from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation; provided, however, that compensation of the officers may be determined by a committee established for that purpose if so established by the Board of Directors.

5.5    Chief Executive Officer or President. The chief executive officer or president shall be the highest-ranking officer of the Corporation and shall have the general charge, management, and supervision of the business of the Corporation, acting as the operating and directing head of the Corporation, subject to policies established by the Board of Directors. The chief executive officer or president shall see that all orders, actions and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with the Bylaws, such other authorities and duties prescribed by the Board of Directors.

5.6    Chief Operating Officer. Shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall be responsible for the daily operation of the Corporation, subject to policies established by the Board of Directors, and shall report to the chief executive officer or president.

5.7    Chief Financial Officer or Treasurer. The chief financial officer or treasurer shall have the custody of the corporate funds and securities except such as may be required by law to be deposited with any state official or regulatory authority; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chief executive officer or president, the chairman of the board, or the Board of Directors and in such bank or banks as the Board of Directors may designate; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer or president or these Bylaws may, from time to time, prescribe. The chief financial officer or treasurer shall have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. If required by the Board of Directors, the chief financial officer or treasurer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer or treasurer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer or treasurer belonging to the Corporation.

5.8    Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

5.9    Vice Presidents. There shall be as many vice presidents as the Board of Directors chooses to appoint. Vice presidents who are officers shall perform the duties assigned to them by the Board of Directors or the president from time to time and shall have only those powers specifically granted by the Board of Directors by written resolution. Any one of the vice presidents, as authorized by the Board of Directors, shall have all the powers and perform all the duties of president if the president is temporarily absent or unable to act.

5.10    Secretary. The secretary shall attend all meetings of the Board of Directors and the stockholders and shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose. The secretary shall give or cause to be given required notices of all meetings of the Board of Directors. The secretary shall have charge of all the books and records of the corporation except the books of account or as otherwise provided in the Bylaws to be in the custody of the chief financial officer or treasurer, and in general shall perform all the duties incident to the office of secretary of a corporation and such other duties as may be assigned to him or her.

5.11    Assistant Secretaries. The assistant secretaries shall perform such duties as from time to time may be assigned to them by the chief executive officer or president, the secretary or the Board of Directors. At the request of the secretary, or in case of his or her absence or inability to act, any assistant secretary may act in his or her place.

ARTICLE VI
INDEMNIFICATION
6.1    Indemnification.
(a)    The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the Nevada Revised Statutes are hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.
(b)    Indemnification by the Corporation of directors, officers or other agents of the Corporation is hereby authorized by these Bylaws and the Articles of Incorporation and may be further authorized by resolution of the Board of Directors, to the fullest extent permitted under Nevada law at the time such indemnification is granted.

6.2    Third-Party Actions. To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.3    Actions by or in the Right of the Corporation. To the fullest extent permitted by the NRS, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the

Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

6.4    Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.2 or 6.3, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

6.5    Determination of Conduct. Any indemnification under Section 6.2 or 6.3 (unless ordered by a court or advanced pursuant to Section 10.6) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, or (d) by independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

6.6    Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 6.6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.
6.7    Indemnity Not Exclusive. The indemnification and advancement of expenses authorized herein or ordered by a court shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 6.3 or for the advancement of expenses made pursuant to Section 6.6, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
6.8    The Corporation. For purposes of this Article 6, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents. Accordingly, any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 6 (including, without limitation, the provisions of Section 6.8) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

6.9    Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article 6 by the stockholders of the Corporation or of the indemnification provisions of these Bylaws or the Articles of Incorporation by the Board of Directors or the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective. A right to indemnification or to advancement of expenses arising under a provision of the Articles of Incorporation or these Bylaws is not eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

6.10    Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

ARTICLE VII
REPEAL, ALTERATION OR AMENDMENT

Subject to the provisions of Section 6.9, these Bylaws may be altered, amended or repealed or new bylaws may be adopted by a vote of the majority of the Board of Directors.

ARTICLE VIII
GENERAL PROVISIONS

8.1    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation, if any. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.2    Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

8.3    Contracts. In addition to the powers otherwise granted to officers pursuant to Article V hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.4    Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

8.5    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.6    Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the chief executive officer or president, the president or a vice-president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon a Director or some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

8.7    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

8.8    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the Act or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

* * * * *

Certificate

I, Marc H. Rubinstein, the duly elected, qualified and acting secretary of Affinity Gaming, a Nevada corporation, do hereby certify that the above and foregoing are the Bylaws of this corporation duly and regularly adopted by the Board of Directors.

In Witness Whereof, I have hereunto set my hand this 20th day of December, 2012.

Marc H. Rubinstein, Secretary